Exhibit 32.1

CERTIFICATION

In connection with the Form 10-Q of Black Elk Energy Offshore Operations, LLC (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), John Hoffman, Chief Executive Officer of the Company, and James Hagemeier, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	August 10, 2011	By:	/s/ John Hoffman
		Name:	John Hoffman
		Title:	President and Chief Executive Officer

Date:	August 10, 2011	By:	/s/ James Hagemeier
		Name:	James Hagemeier
		Title:	Vice President and Chief Financial Officer